For Immediate Release

Abbott
Media
Rhonda Luniak
(847) 938-8408

Don Braakman
(847) 937-1237

Financial Community
Christy Wistar
(847) 938-4475

John Thomas
(847) 938-2655

TheraSense
Maureen Tiongco
510-749-5400

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

- Acquisition Strengthens Abbott's Presence in the Large and Growing
Blood Glucose Monitoring Market with Advanced Technology -

        ABBOTT PARK, Ill., and ALAMEDA, Calif., Jan. 13, 2004 – Abbott Laboratories (NYSE: ABT) and TheraSense, Inc. (Nasdaq: THER) today announced that the companies have entered into an agreement for Abbott to acquire all of the capital stock of TheraSense for $27 per share in cash. TheraSense, based in Alameda, Calif., develops, manufactures and markets FreeStyle® blood glucose self-monitoring systems, and is a leader in developing systems that feature a very small sample size, rapid test results and less painful testing.

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

        "Together with TheraSense, Abbott can build on its success in the blood glucose monitoring business. We will continue to promote both the MediSense and TheraSense products and brands. This transaction will allow us to better serve the needs of people with diabetes through advanced technology, a promising pipeline, a broader product line, and critical mass in research, development, sales and marketing," said Ed Fiorentino, president, MediSense Products, Abbott Laboratories. "In addition, we will provide TheraSense products with a greater international presence and infrastructure through the global reach of our existing MediSense business."

        Under the terms of the agreement, Abbott will acquire all of the outstanding stock of TheraSense for $1.2 billion, net of cash currently held by TheraSense. Excluding one-time charges, the acquisition will result in an approximately one-cent reduction in earnings per share in 2004, and is expected to be accretive thereafter. The transaction is expected to result in one-time charges in the second quarter, primarily for in-process research and development, and throughout 2004 for integration expenses. The transaction is subject to: approval by holders of a majority of TheraSense common stock at a special meeting of stockholders; regulatory approvals; and customary closing conditions. Closing is expected during the second quarter of 2004.

        "Abbott is the ideal fit for TheraSense. They share our mission of improving the lives of people with diabetes," said W. Mark Lortz, chairman, president and chief executive officer, TheraSense. "The combination will create significant opportunities in research and development as we progress toward helping people with diabetes through advancements in continuous blood glucose monitoring and future integrated systems."

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

        Abbott entered the blood glucose monitoring field with the acquisition of MediSense in 1996. MediSense was the first company to commercialize biosensor technology and grew rapidly with its product, Precision QID®. Today, MediSense continues to offer additional innovative products such as Precision Xtra™, the first blood glucose monitor to offer ketone testing, and Precision PCx™, a hand-held, point-of-care blood glucose monitoring system used in the hospital setting. Each day, Abbott MediSense Products help more than 2.5 million people manage diabetes around the world.

        TheraSense's entry into the field of diabetes testing began in mid-2000 with the launch of its FreeStyle® blood glucose monitoring system. The company's FreeStyle® system has a very small sample size requirement (0.3 microliter), which is 50-90 percent less than most conventional testing systems. This permits finger testing or less painful alternate site testing on the forearm, upper arm, thigh, calf and base of the hand. In October 2003, TheraSense launched its FreeStyle Flash™ blood glucose monitoring system. FreeStyle Flash™ combines the world's smallest glucose meter with a very small sample size, a fast test time of about seven seconds, a backlit panel display, a lighted test strip port for easy testing at night or in other low light conditions, and four customizable daily alarms.

        TheraSense recently submitted a Premarket Approval application (PMA) with the U.S. Food and Drug Administration (FDA) for its FreeStyle Navigator™ Continuous Blood Glucose Monitor. FreeStyle Navigator™ is designed to provide real time glucose data, hypo- and hyperglycemic alarms and trend analysis. FreeStyle Navigator™ utilizes TheraSense's patented Wired Enzyme™ technology and is designed to measure glucose levels in the patient's interstitial fluid every 60 seconds and transmit the results to a wireless pager-sized receiver that may be worn on a belt or carried in a pocket or purse.

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

        The CozMore™ Insulin Technology System is being developed by TheraSense in conjunction with Deltec, Inc., a leading provider of infusion systems. This product is scheduled to be launched in the second quarter of 2004 by Deltec. This system helps people with diabetes take charge of their daily diabetes management by combining the TheraSense blood glucose testing system and insulin delivery options in a small system that is designed to be easy to use.

        The World Health Organization estimates that there are 185 million people with diabetes worldwide with only 40 percent diagnosed and treated. This number is expected to grow to 500 million by 2025 due to aging populations, sedentary lifestyles and increasing obesity. The blood glucose monitoring market is expected to have reached more than $5 billion in sales in 2003, and is projected to grow approximately 10 percent compounded annually.

About TheraSense

        TheraSense develops, manufactures and sells easy to use glucose monitoring systems designed to reduce the pain of testing for people with diabetes. The company began selling its first product, the FreeStyle® blood glucose monitoring system, in June 2000. The FreeStyle system has wide distribution in the United States through national retailers including Walgreens, Wal-Mart, CVS, Eckerd and Rite Aid. The TheraSense headquarters and test strip manufacturing facility are located in Alameda, Calif. Additional information about TheraSense is available at www.therasense.com.

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

About MediSense Products

        Abbott Laboratories, MediSense Products, located in Bedford, Mass., is a leader in the development of products designed to help patients and caregivers better manage diabetes. The company designs, develops and manufactures several glucose monitoring systems and test strips for use in both home and hospital settings. Among its leading brands are Precision Xtra™/Optium™, Precision PCx™ and Precision QID®. Abbott Laboratories, MediSense Products also produces Precision Link®, a personal diabetes data management system, and distributes Precision Sure-Dose™ Insulin Syringes. Additional information about MediSense Products is available at www.medisense.com.

About Abbott Laboratories

        Abbott Laboratories is a global, diversified health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals, nutritionals, and medical products, including devices and diagnostics. The company employs more than 70,000 people and markets its products in more than 130 countries. In 2002, the company's sales were $17.7 billion.

        Abbott's news releases and other information are available on the company's Web site at www.abbott.com.

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

     Private Securities Litigation Reform Act of 1995 –
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott and TheraSense caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements including that the conditions precedent to the completion of the acquisition may not be satisfied or necessary regulatory approval will not be obtained. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Exhibit 99.1 of its Securities and Exchange Commission Form 10-Q for the period ended Sept. 30, 2003, and are incorporated by reference. For a description of factors that may affect TheraSense's future results, see discussion under "Risk Factors Affecting Operations and Future Results" in TheraSense's Form 10-Q for the quarter ended Sept. 30, 2003, and periodic reports filed with the Securities and Exchange Commission. Abbott and TheraSense undertake no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Participants in the Solicitation

In connection with the proposed merger, TheraSense will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THERASENSE AND ABBOTT THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THERASENSE BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, THERASENSE, INC., 1360 SOUTH LOOP ROAD, ALAMEDA, CA 94502; PHONE (510) 749-5400. DOCUMENTS FILED WITH THE SEC BY ABBOTT MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ABBOTT BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, ABBOTT LABORATORIES, 100 ABBOTT PARK, ROAD, ABBOTT PARK, IL 60064; PHONE (847) 937-7300.

ABBOTT LABORATORIES TO ACQUIRE THERASENSE

TheraSense, Abbott and their respective directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TheraSense's stockholders and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.

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